As filed with the Securities and Exchange Commission on December 8, 2004	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

METHODE ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	36-2090085 (I.R.S. Employer Identification Number)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

Methode Electronics, Inc. 2004 Stock Plan
(Full Title of the Plan)

Donald W. Duda
Chief Executive Officer and President
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777
(Name, Address, and Telephone Number of Agent For Service)

Copies to:
James W. Ashley, Jr.
Lord, Bissell & Brook LLP
115 South LaSalle Street
Chicago, Illinois 60603
(312) 443-0700

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered (1)	share (2)	price	fee
Common Stock, $0.50 par value	1,000,000	$13.425	$13,425,000	$1700.95

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low price of the registrant’s common stock as reported by the Nasdaq National Market on December 6, 2004.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the Commission:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2004;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2004;

4.	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2004, September 2, 2004, September 9, 2004, September 17, 2004, December 2, 2004 and December 7, 2004;

5.	Annual Report of the Methode Electronics, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2003; and

6.	The description of the Registrant’s Common Stock, $0.50 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed October 12, 1982, registering such shares pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

     In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant shall indemnify and hold harmless, to the fullest extent authorized by Delaware General Corporation Law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

     The right to indemnification conferred in preceding paragraph includes the right to be paid by the Registrant the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses.

     The rights to indemnification and to the advancement of expenses conferred in the preceding paragraphs are contract rights. If a claim under either of the preceding paragraphs is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking the Registrant shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement or expenses hereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Registrant.

     No director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

     Section 145 of the Delaware General Corporation Law grants companies broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed January 9, 2004 (included therein as Exhibit 99.1)).

4.2	Rights Agreement dated as of January 8, 2004 between Methode Electronics, Inc. and Mellon Investor Services LLC (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Methode Electronics, Inc. (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit A to Exhibit 4.2 above)).

4.4	Form of Right Certificate (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit B to Exhibit 4.2 above)).

4.5	Summary of Rights to Purchase Preferred Shares (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit C to Exhibit 4.2 above)).

4.6	Methode Electronics, Inc. 2004 Stock Plan (incorporated by reference to the Registrant’s Form 8-K filed December 7, 2004 (included therein as Exhibit 10.1)).

5.1	Opinion of Lord, Bissell & Brook LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     A.(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 8, 2004.

METHODE ELECTRONICS, INC.
By:	/s/ DONALD W. DUDA
Name:	Donald W. Duda
Its:	Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald W. Duda and Douglas A. Koman and each of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY	DATE

/s/ WARREN L. BATTS	December 8, 2004

Warren L. Batts
Chairman of the Board

/s/ DONALD W. DUDA	December 8, 2004

Donald W. Duda
Chief Executive Officer and President, Director

/s/ DOUGLAS A. KOMAN	December 8, 2004

Douglas A. Koman
Vice President, Corporate Finance and Chief Financial Officer

/s/ ROBERT J. KUEHNAU	December 8, 2004

Robert J. Kuehnau
Vice President, Controller and Treasurer

/s/ J. EDWARD COLGATE	December 8, 2004

J. Edward Colgate
Director

/s/ DARREN M. DAWSON	December 8, 2004

Darren M. Dawson
Director

/s/ ISABELLE C. GOOSSEN	December 8, 2004

Isabelle C. Goossen
Director

/s/ CHRISTOPHER J. HORNUNG	December 8, 2004

Christopher J. Hornung
Director

/s/ PAUL G. SHELTON	December 8, 2004

Paul G. Shelton
Director

/s/ LAWRENCE B. SKATOFF	December 8, 2004

Lawrence B. Skatoff
Director

/s/ GEORGE S. SPINDLER	December 8, 2004

George S. Spindler
Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed January 9, 2004 (included therein as Exhibit 99.1)).

4.2	Rights Agreement dated as of January 8, 2004 between Methode Electronics, Inc. and Mellon Investor Services LLC (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Methode Electronics, Inc. (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit A to Exhibit 4.2 above)).

4.4	Form of Right Certificate (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit B to Exhibit 4.2 above)).

4.5	Summary of Rights to Purchase Preferred Shares (incorporated by reference to the Registrant’s Form 8-A filed January 8, 2004 (included therein as Exhibit C to Exhibit 4.2 above)).

4.6	Methode Electronics, Inc. 2004 Stock Plan (incorporated by reference to the Registrant’s Form 8-K filed December 7, 2004 (included therein as Exhibit 10.1)).

5.1	Opinion of Lord, Bissell & Brook LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).